DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

Filed in the office of
Dean Heller
Secretary of State
State of Nevada

Document Number
20060020077-74
Filing Date and Time
01/13/2006 2:00 PM
Entity Number
C24291-2000

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Stronghold Technologies, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Article III: Capital Stock. The Corporation is authorized to issue two classes of stock. One class of stock shall be Common Stock, par value $0.0001, of which the Corporation shall have the authority to issue 8,500,000,000 shares of Common Stock. The second class of stock shall be Preferred Stock, par value $0.0001, of which the Corporation shall have the authority to issue 5,000,000 shares of Preferred Stock. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is:

4. Effective date of filing (optional):

(must not be later than 90 days after the certificate is filed)

5. Officer Signature (required):

Christopher Carey, CEO

*if any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this *filing to be rejected.*

This form must be accompanied by appropriate fees. See attached fee schedule.

<DOCUMENT>
<TYPE>EX-3.2
<SEQUENCE>3
<FILENAME>0003.txt
<DESCRIPTION>CERTIFICATE OF AMENDMENT
<TEXT>

CERTIFICATE OF AMENDMENT
OF ARTICLES OF INCORPORATION

(After Issuance of Stock)

Filed by:_____________________

TDT DEVELOPMENT, INC.

I, the undersigned President and Secretary of TDT Development, Inc., do hereby certify:

That the Board of Directors of said corporation by unanimous written consent dated January 24, 2001, adopted a resolution to amend the original articles as follows:

Article 3 is hereby deleted in its entirety and the following Article 3 is hereby inserted in lieu thereof to read as follows.

"3. Shares. The total number of shares of capital stock which the Corporation shall have authority to issue is 55,000,000 shares, of which 50,000,000 shares shall be common stock, par value $.0001 per share, and 5,000,000 shares shall be blank check preferred stock, par value $.0001 per share, none of which has been designated.

The Board of Directors is vested with the authority to authorize by resolution from time to time the issuance of the preferred stock in one or more series, and to prescribe the number of shares of preferred stock within each such series and the voting powers, designations, preferences, limitations, restrictions and relative rights of each such series, including preferences and relative rights that may be superior to the shares of common stock."

Article 9 is hereby adopted and added in its entirety to read as follows:

"9. Limitation on Liability. To the fullest extent permitted by Chapter 78 of the Nevada Revised Statutes as the same exists or may hereafter be amended, an officer or director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages due to breach of fiduciary duty as such officer or director."

Article 10 is hereby adopted and added in its entirety to read as follows:

"10. Indemnification. The Corporation is authorized to provide indemnification of agents for breach of duty to the Corporation and its stockholders through bylaw provisions or through agreements with agents, or both, in excess of the indemnification otherwise permitted by law, subject to any limits on such excess indemnification as set forth therein."


The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 8,004,000; that the said changes and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

/s/ Pietro Bortolatti

Pietro Bortolatti
President and Secretary

State of Canada)
) ss.
County of Quebec)

On January 26, 2001, personally signed before me, a commissaire a l'assermentation, Pietro Bortolatti, who acknowledged that he executed the above instrument.

/s/ Sylvie Despres

Signature

(COM. A L/ASSERM. STAMP OR SEAL)

</TEXT>
</DOCUMENT>

<DOCUMENT>
<TYPE>EX-3.1
<SEQUENCE>2
<FILENAME>0002.txt
<DESCRIPTION>ARTICLES OF INCORPORATION
<TEXT>

DEAN HELLER
Secretary of State

[SEAL] 101 North Carson Street, Suite 3
Carson City, Nevada 89701-4786
(775) 684-5708

Articles of Incorporation
(PURSUANT TO NRS 78)

Office Use Only:

Important: Read attached instructions before completing form.

1. Name of Corporation:

TDT DEVELOPMENT, INC.

2. Resident Agent Name and Street Address:
(must be a Nevada address where process may be served)

National Corporate Research, Ltd.
Name

202 South Minnesota Street, Carson City, NEVADA 89703

Street Address	City	Zip Code
202 South Minnesota Street	Carson City, NEVADA	89703

3. Shares:
(number of shares corporation authorized to issue)

Number of shares with par value: 25,000,000 Par Value: $.0001 Number of shares without par value: 0 (none)

4. Names, Addresses, Number of Board of Directors/Trustees:

The First Board of Directors/Trustees shall consist of three members whose names and addresses are as follows:

1. Pietro Bortolatti
Name

Street Address	City	State	Zip Code
1844 SW 16th Terrace	Miami	FL	33145

2. Tiziana Di Rocco
Name

Street Address	City	State	Zip Code
1844 SW 16th Terrace	Miami	FL	33145

3. David Rector
Name

1640 Terrace Way	Walnut Creek ,	CA	94596
Street Address	City	State	Zip Code

4.

Name

Street Address	City	State	Zip Code

5. Purpose:
   (optional-see intstructions)

The Purpose of this Corporation shall be:

6. Other Matters:
   (see instructions)

Number of additional pages attached: ___

7. Names, addresses
   and Signatures of
   Incorporators:
   (attach additional pages if
   there are more than 2
   incorporators).

Kevin P. Barrett Kaplan Gottbetter & Levenson, LLP	/s/ Kevin P. Barrett
Name	Signature

630 Third Avenue	New York	NY	10017
Street Address	City	State	Zip Code

Name	Signature

Street Address	City	State	Zip Code

8. Certificate of
   Acceptance of
   Appointment of
   Resident Agent:

I, National Corporate Research, Ltd. hereby accept appointment as Resident Agent for the above named corporation.

/s/ John L. Morrissey	9/8/00
Signature of Resident Agent John L. Morrissey, AVP	Date

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State Form CORPART1999.01
Revised on: 03/06/00

</TEXT>
</DOCUMENT>